UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10701 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2014, Headwaters announced the appointment of Thomas N. Chieffe as a new member of the Board of Directors, effective October 1, 2014. Mr. Chieffe will serve on the audit and compensation committees of the Board and will stand for election at Headwaters’ annual meeting to be held in February 2015. The press release is attached hereto as exhibit 99.1.

As compensation for his service on the Board of Directors, Mr. Chieffe will receive the Registrant’s standard compensation for non-employee directors. There are no arrangements or understandings between Mr. Chieffe and any other persons pursuant to which Mr. Chieffe was named a director of the Registrant.  Mr. Chieffe does not have any family relationship with any of the Registrant’s directors or executive officers or any persons nominated or chosen by the Registrant to be a director or executive officer. Mr. Chieffe has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                                                Press Release announcing appointment of Thomas N. Chieffe as new director of Headwaters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2014
HEADWATERS INCORPORATED
(Registrant)

	By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)